UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2018 (September 7, 2018)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2018, DarioHealth Corp. (the “Company”) entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with a total of 32 investors relating to an offering (the “Offering”) of an aggregate of 4,266,800 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $0.90 per share, an aggregate of 1,806,923 shares of the Company’s to be designated Series D Convertible Preferred Stock, $0.0001 par value per share (the “Series D Preferred Stock”), at a purchase price of $3.60 per share, and warrants (the “Investor Warrants”) to purchase up to an aggregate of 9,195,604 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.25 per share (collectively, the “Securities”), for aggregate gross proceeds of $10.345 million. The Investor Warrants will be exercisable after the six-month anniversary of the closing at which they were issued and will expire on the 36 month anniversary of their issuance. The Investor Warrants contain customary anti-dilution protections and are exercisable for cash or on a cashless basis if there is no effective registration statement registering the resale of the Warrant Shares. The closing of the Offering is expected to take place on or about September 13, 2018.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock, the shares of Series D Preferred Stock are convertible into an aggregate of 7,227,692 shares of Common Stock based on a conversion price of $0.90 per share. Such conversion price is not subject to any future price-based anti-dilution adjustments but does carry customary anti-dilution protection. The holders of the Series D Preferred Stock will not be entitled to convert such preferred stock into shares of the Company’s Common Stock until the Company obtains stockholder approval for such conversion and upon obtaining such stockholder approval the Series D Preferred Stock shall automatically convert into shares of Common Stock. The holders of the Series D Preferred Stock do not possess any voting rights. The Series D Preferred Stock carries a liquidation preference for each holder equal to the investment made by such holder in the Series D Preferred Stock issued in the Offering, and such liquidation preference applies in certain deemed liquidation events such as a change in control of the Company. In addition, the holders of Series D Preferred Stock are eligible to participate in dividends and other distributions by the Company on an as converted basis.

The Company has agreed to file a registration statement covering the resale of the shares of Common Stock sold in the Offering, the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, and the Warrant Shares, within sixty days following the closing of the Offering.

A.G.P./Alliance Global Partners (“AGP”) acted as a placement agent for a portion of the Offering. The Company agreed to pay AGP a cash fee equal to 1.5% of the aggregate purchase price paid by Company-introduced investors participating in the Offering, and 6% of the aggregate purchase price paid by all other investors in the Offering that were introduced by AGP. The Company also agreed to grant to AGP, or its designees, warrants to purchase up to 2.5% shares of Common Stock effectually purchased by investors introduced by A.G.P. in the Offering (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are identical to the terms of the Investor Warrants. The Company also agreed to reimburse AGP $30,000 relating to certain Offering expenses.

In addition, in connection with the Offering, the Company has agreed to pay to certain consultants and finders in Israel and Canada an aggregate fee of $606,060 and to issue an aggregate of 83,333 shares of Common Stock and 71,111 warrants for their assistance in the Offering.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Securities Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2018	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary